                                                                      EXHIBIT 11



                             COMPUTATION OF SHARES
                               USED IN COMPUTING
                          DILUTED EARNINGS PER SHARE

                                                       Year Ended December 31,
                                                1997            1996            1995
                                         ------------------------------------------------
Diluted:

Weighted Average Shares Outstanding          52,009,000      50,993,000      49,348,000
Common Stock Equivalents                      1,519,000       1,053,000              --*
                                         ------------------------------------------------

Shares Used                                  53,528,000      52,046,000      49,348,000*
                                         ================================================


* The Company reported a net loss in 1995, therefore the impact of common stock equivalents is anti-dilutive.